EXHIBIT 23.1


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Andrew Corporation Stock Option Plan for Non-Employee Directors of our report dated October 24, 1997, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



/s/Ernst & Young, LLP

Chicago, Illinois
May 13, 1998